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                                                            EXHIBIT NO. 99.10(a)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 70 to Registration Statement No. 2-14677 of Massachusetts Investors Growth Stock Fund, of our report dated January 10, 2002, appearing in the annual report to shareholders for the year ended November 30, 2001, and to references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP



Boston, Massachusetts
March 27, 2002